SHARE EXCHANGE AGREEMENT


     THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made this 25th day of March, 2002, by and between CONVERGE GLOBAL, INC., a Utah corporation ("CVRG"), and the holders (collectively, the "Shareholders") of all of the issued and outstanding $.0001 par value common stock (the "TeleWrx Shares") of TeleWrx, Inc., a Florida corporation ("TeleWrx"). CVRG and the Shareholders are hereinafter referred to collectively as the "Parties". This Agreement contemplates a transaction in which CVRG will exchange Thirty One Million Nine Hundred Thousand (31,900,000) of the $.001 par value common shares of CVRG (the "CVRG Shares") with the Shareholders for the TeleWrx Shares, whereupon TeleWrx will become a wholly owned Subsidiary of CVRG.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   EXCHANGE OF SECURITIES.

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, CVRG agrees to issue One (1) share CVRG Share for each one (1) TeleWrx Share issued and outstanding, for an aggregate of 30,900,000 CVRG Shares. The CVRG Shares will be issued directly to the Shareholders, and each such Shareholder shall execute a counterpart of this Agreement on a counterpart signature page (a "Signature Page") hereof.

     1.2 Exemption from Registration. The Parties hereto intend that the CVRG Shares to be issued by CVRG to the Shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Sections 4(2) and 4(6) of the Act and the rules and regulations promulgated thereunder.

     1.3 Investment Intent. By execution of a Signature Page, each Shareholder shall have confirmed agreement to the representations and warranties contained as a part hereof, including but not limited to those matters relating to investment intent, investor status, restrictions on transferability and restrictive legends.

2. REPRESENTATIONS AND WARRANTIES OF TELEWRX. Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, Michael Brown, the president and chairman of the board of TeleWrx (the "TeleWrx Responsible Party"), pursuant to the authority vested in the TeleWrx Responsible Party by the Shareholders, hereby represents and warrants to CVRG that:

     2.1 Organization. TeleWrx is a corporation formed September 6, 2001 that is duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification. TeleWrx is a newly formed corporation with limited operating history.

     2.2 Capital. The authorized capital stock of TeleWrx consists of 150,000,000 shares of common stock,$.0001par value, of which only the TeleWrx Shares are currently issued and outstanding and 50,000,000 shares of preferred stock, $.0001 par value, of which none of such preferred shares are issued and outstanding. All of the issued and outstanding shares of common stock of TeleWrx are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, debentures, instruments, convertible securities, or other agreements or commitments obligating TeleWrx to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. TeleWrx does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2.4 contains the names and titles of all directors and officers of TeleWrx as of the date of this Agreement.

     2.5 Financial Statements. TeleWrx has delivered to CVRG audited balance sheets and statements of operations for the period ended October 31, 2001 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of TeleWrx as of November 30, 2001.

     2.6 Absence of Changes. Since inception, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of TeleWrx's knowledge, TeleWrx has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of TeleWrx or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither TeleWrx nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to CVRG or have otherwise been disclosed in Schedule 2.

     2.8 Tax Returns. TeleWrx has not been required to file any federal, state and local tax returns.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CVRG and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of TeleWrx. TeleWrx shall make available to CVRG and/or its attorneys all books and records of TeleWrx.

     2.10 Trade Names and Rights. TeleWrx uses certain trademarks, service marks, trademark registrations, trade names, copyrights, copyright registrations or applications as listed in Schedule 2.10.

     2.11 Compliance with Laws. To the best of TeleWrx's knowledge, TeleWrx has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

     2.12 Litigation. TeleWrx is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of TeleWrx, threatened against or affecting TeleWrx or its business, assets or financial condition. TeleWrx is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     2.13 Authority. TeleWrx has full corporate power and authority to enter into this Agreement. The board of directors of TeleWrx has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of TeleWrx and the performance of the obligations of TeleWrx under this Agreement. No other corporate proceedings on the part of TeleWrx are necessary to authorize the execution and delivery of this Agreement by TeleWrx in the performance of its obligations under this Agreement. This Agreement is and will be, when executed and delivered by TeleWrx a valid and binding agreement of TeleWrx, enforceable against TeleWrx in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by TeleWrx of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will: (a) materially violate any provision of TeleWrx's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of TeleWrx, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which TeleWrx is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of TeleWrx; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which TeleWrx is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by TeleWrx herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by TeleWrx, or on its behalf, contains or will contain any untrue statement of material fact or omits or will omit any material fact required to make any representation or warranty not misleading.

     2.16 Assets. TeleWrx has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on
Schedule 2.17 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which TeleWrx is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by TeleWrx in excess of $5,000; or which involve transactions or proposed transactions between TeleWrx and its officers, directors, affiliates or any affiliate thereof ("Material Obligations").
Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by CVRG and its counsel. All of such agreements and contracts, if any, are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by TeleWrx in connection with: (a) the execution and delivery by TeleWrx of this Agreement; (b) the performance by TeleWrx of its obligations under this Agreement; or (c) the consummation by TeleWrx of the transactions contemplated under this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF CVRG.  Except as disclosed in
Schedule 3 which is attached hereto and incorporated herein by reference, CVRG represents and warrants to TeleWrx that:

     3.1 Organization. CVRG is a corporation duly organized, validly existing, and in good standing under the laws of Utah, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of CVRG consists of 50,000,000 shares of $0.001 par value Common Stock of which 8,010,430 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no shares of Preferred stock authorized. There are no stock options granted. There are no warrants outstanding. There are no other outstanding subscriptions, convertible securities, or other agreements or commitments obligating CVRG to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. CVRG has no subsidiaries other than an 84.24% interest in Digitalmen.com, Inc., a California corporation.

     3.4 Directors and Officers. Schedule 3.4 contains the name of the Existing Directors and the names of each Existing Officer as of the date of this Agreement.

     3.5 Financial Statements. CVRG has delivered to TeleWrx its audited financial statements for the years 1998, 1999, and 2000. Along with unaudited statements for the periods ending March 30, 2001, and June 30, 2001. In addition CVRG has provided its Federal and State tax returns for the past three (3) years. The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     3.6 Absence of Changes. Since June 30, 2001, as reported in CVRG's quarterly reports and the year end report for December 31, 2000 except for direct expenses incurred by CVRG in connection with this Agreement and the transactions contemplated hereby, and except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of CVRG's knowledge, CVRG has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. Except for direct expenses incurred by CVRG in connection with this Agreement and the transactions contemplated hereby, neither CVRG nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to TeleWrx.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, CVRG has filed all federal, state and local tax returns required by law or has timely filed extensions and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, TeleWrx shall have the opportunity to meet with CVRG's accountants and attorneys to discuss the financial condition of CVRG. CVRG shall make available to TeleWrx all books and records of CVRG.

     3.10 Trade Names and Rights. CVRG has no trademarks, service marks, trade names, and copyrights in its business, other than as set forth in Schedule 3.10.

     3.11 Compliance with Laws. To the best of CVRG's knowledge, CVRG has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

     3.12 Litigation. CVRG is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of CVRG, threatened against or affecting CVRG or its business, assets, or financial condition other than as disclosed in its SEC filings. CVRG is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. CVRG is not engaged in any legal action to recover moneys due to it.

     3.13 Trading Status. CVRG's Common Stock is currently listed for trading on the Over-the-Counter Bulletin Board, under the symbol "CVRG", and CVRG is not aware of steps being taken by the NASD to cause the Common Stock to be delisted.

     3.14 No Pending Investigation. CVRG is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding CVRG or any officers or directors of CVRG.

     3.15 Authority. CVRG has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Existing Directors have taken all action required to authorize the execution and delivery of this Agreement by or on behalf of CVRG, the performance of the obligations of CVRG under this Agreement and the consummation by CVRG of the transactions contemplated under this Agreement. Other than any required filings with the Securities and Exchange Commission (the "SEC"), no other corporate proceedings on the part of CVRG are necessary to authorize the execution and delivery of this Agreement by CVRG and the performance of its obligations under this Agreement. This Agreement is and will be, when executed and delivered by CVRG, a valid and binding agreement of CVRG, enforceable against CVRG in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.16 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by CVRG of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will: (a) violate any provision of CVRG's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of CVRG, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which CVRG is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of CVRG; or (e) to best of CVRG's knowledge violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which CVRG is bound or subject.

     3.17 Validity of CVRG Shares. The CVRG Shares to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.18 Full Disclosure. None of the representations and warranties made by CVRG herein, or in any exhibit, certificate or memorandum furnished or to be furnished by CVRG, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.19 Assets. CVRG has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

     3.20 Material Contracts and Obligations. Attached hereto on
Schedule 3.20 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which CVRG is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by CVRG in excess of $500.00; or which involve transactions or proposed transactions between CVRG and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by TeleWrx and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.21 Consents and Approvals. Other than as set forth in paragraph 3.15 , no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by CVRG in connection with: (a) the execution and delivery by CVRG of its obligations under this Agreement; (b) the performance by CVRG of its obligations under this Agreement; or (c) the consummation by CVRG of the transactions contemplated by this Agreement.

     3.22 Real Property. CVRG does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

     3.23 CVRG Shares Outstanding. Prior to the issuance of the CVRG Shares, CVRG shall have no more than 8,010,430 shares issued and outstanding and no options to purchase shares of CVRG common stock or warrants to purchase shares of CVRG common stock shall be issued or outstanding.

4.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.  Each
Shareholder represents and warrants to CVRG that:

     4.1 Organization of Certain Shareholders. If the Shareholder is a corporation or other entity, the Shareholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

     4.2 Authorization of Transaction. Each Shareholder has full power and authority (including, if the Shareholder is a corporation or other organization, full organizational power and authority) to execute and deliver this Agreement and to perform the obligations of Shareholder hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the exchange transaction contemplated by this Agreement.

     4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the exchange transaction contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Shareholder is subject or, if a Shareholder is an entity, any provision of its organizational documents, or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which any Shareholder is bound or to which any of the assets of such Shareholder is subject.

     4.4 Brokers' Fees. No Shareholder has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the exchange transaction contemplated by this Agreement for which CVRG or TeleWrx could become liable or obligated.

     4.5  Investment.  Each Shareholder:

          4.5.1 understands that the CVRG Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, which depends upon, among other things, the accuracy of the required representations and warranties of Shareholders;

          4.5.2 understands that there shall be imprinted on the face of each certificate representing the CVRG Shares acquired by Shareholders the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

          4.5.3 understands that the CVRG Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available, and Shareholders acknowledge that CVRG shall have no obligation whatsoever to register the CVRG Shares under that Act;

          4.5.4 understands the provisions of Rule 144 (the "Rule") promulgated under the Act permit limited resale of securities purchased in a private transaction, subject to the satisfaction of certain conditions as set forth in the Rule;

          4.5.5 is acquiring the CVRG Shares solely for the account of such Shareholder for investment purposes, and not with a view to the distribution thereof;

          4.5.6 is an accredited investor with knowledge and experience in business and financial matters;

          4.5.7     has had the opportunity to obtain such
information as such Shareholder desired in order to evaluate the merits and the risks inherent in acquiring and holding the CVRG
Shares;

          4.5.8 is able to bear the economic risk and lack of liquidity inherent in holding the CVRG; and

          4.5.9 is familiar with the requirements required to be designated as an Accredited Investor, and is such an Accredited
Investor.

     4.6 Information. Shareholders understand that Shareholders are acquiring the CVRG Shares without being furnished any offering literature or prospectus. THE SHAREHOLDERS ACKNOWLEDGE THAT SHAREHOLDERS HAVE OBTAINED SUCH INFORMATION OR DATA AS SHAREHOLDERS MAY DEEM APPROPRIATE IN ORDER TO PROVIDE THE SHAREHOLDERS WITH THE BASIS OF MAKING AN INFORMED INVESTMENT DECISION WITH RESPECT TO THE ACQUISITION OF THE CVRG SHARES. The Shareholders have been given the opportunity to meet with representatives of CVRG and to have such representatives answer any questions and provide any additional information regarding the terms and conditions of an investment in the CVRG Shares as deemed relevant by the Shareholder or as a result of any independent investigations made by any Shareholder or by any Shareholder's representative.

     4.7 Indemnity. Each Shareholder hereby, severally and not jointly, covenants and agrees to protect, indemnify and hold the CVRG and each of its officers, directors and shareholders, harmless from and against any and all claims, demands, causes of action, judgments, orders, decrees, damages, liabilities, court or other costs, attorney fees, reasonable costs of investigation and other costs and expenses whatsoever (I) arising out of or attributable to any breach or violation of, or the falsity, inaccuracy or failure of, any representation, warranty or covenant made by each such Shareholder, and (ii) arising from or related to the acquisition, ownership or disposition of the CVRG Shares in violation of any representation, warranty or covenant made by such Shareholder.

     4.8 TeleWrx Shares. Each Shareholder holds of record and owns beneficially the number of TeleWrx Shares set forth next the name of such Shareholder on Schedule 4.8, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any TeleWrx Shares (other than this Agreement). The TeleWrx Shares held by each such Shareholder represents all of the issued and outstanding capital stock of TeleWrx owned by such Shareholder.

5.   COVENANTS.

     5.1 Investigative Rights. From the date of this Agreement until the Closing Date, each of CVRG and TeleWrx shall provide to the other, and such party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each such party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each such party shall furnish the other party with all information concerning each such party's affairs as each such other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each such party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the party who provided same upon request. Each of CVRG, TeleWrx and the Shareholders and their respective directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each of CVRG, TeleWrx and the Shareholders shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     5.2 Conduct of Business. Prior to the Closing, CVRG and TeleWrx shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of CVRG or TeleWrx, as the case may be, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither CVRG nor TeleWrx shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

     5.3 Prohibition on Share Combinations. CVRG shall not, for a period of eight (8) months following the Closing, undertake any corporate action that would result in a combination of the outstanding common stock of CVRG.

6.   CONDITIONS PRECEDENT TO CVRG'S PERFORMANCE.

     6.1 Conditions. CVRG's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Paragraph 6. CVRG may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CVRG of any other condition of or any of CVRG's rights or remedies, at law or in equity, if TeleWrx shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by TeleWrx in this Agreement or in any written statement that shall be delivered to CVRG by TeleWrx under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. TeleWrx shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against TeleWrx on or before the Closing Date.

     6.5 Officer's Certificate. TeleWrx shall have delivered to CVRG a certificate (the "TeleWrx Certificate"), dated the Closing Date, and signed by the Chief Executive Officer of TeleWrx, certifying that each of the conditions specified in subparagraphs
6.2 through 6.4 hereof have been fulfilled.

7.   CONDITIONS PRECEDENT TO TELEWRX'S PERFORMANCE.

     7.1 Conditions. The obligations of TeleWrx hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Paragraph 7. TeleWrx may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TeleWrx of any other condition of or any of TeleWrx's other rights or remedies, at law or in equity, if CVRG shall be in default of any of their representations, warranties, or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CVRG in this Agreement or in any written statement that shall be delivered to TeleWrx by CVRG under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     7.3 Performance. CVRG shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CVRG on or before the Closing Date.

     7.5 Directors of CVRG. Effective on the Closing, CVRG shall have fixed the size of its board of directors (the "CVRG Board") at three (3) members. On and as of the Closing, the current directors of CVRG (the "Existing Directors") shall elect a new slate of directors as designated by TeleWrx (the "Replacement Directors") and simultaneously therewith the Existing Directors, along with the existing officers of CVRG will submit their resignations as the officers and directors of CVRG.

     7.6  Officers of CVRG.  Effective on the Closing, the
Replacement Directors shall have appointed new officers of CVRG.

     7.7 No Outstanding Debt. Prior to or concurrent with the Closing, all outstanding liabilities and obligations of CVRG shall have been paid or settled, including all costs related to this transaction except as outlined in Schedule 7.7.

     7.8 Officer Certificate. CVRG shall have delivered to TeleWrx a certificate (the "CVRG Certificate"), dated the Closing Date and signed by the President of CVRG certifying that each of the conditions specified in subparagraphs 7.2 through 7.7 have been fulfilled.

8.   CLOSING

     8.1 Closing. The Closing of this transaction shall be held at the offices of OSWALD & YAP, LLP, located at 16148 Sand Canyon Avenue, Irvine, California 92618, or such other place as shall be mutually agreed upon by CVRG and the Shareholders, on such date as shall be mutually agreed upon by the Parties, but in no event shall the Closing be later than March 31, 2002. At the Closing:

          8.1.1 Each Shareholder shall deliver the certificates representing the TeleWrx Shares to CVRG.

          8.1.2 Each Shareholder shall receive a certificate or certificates representing the number of CVRG Shares for which the TeleWrx Shares shall have been exchanged, or in lieu thereof, each Shareholder shall receive a copy of the irrevocable instruction to transfer agent (the "Transfer Agent Instruction") executed by the president of CVRG, authorizing the transfer agent to issue the CVRG Shares to the Shareholders.

          8.1.3 CVRG shall deliver the CVRG Certificate to the Shareholders.

          8.1.4 CVRG shall deliver a signed consent and/or minutes of the Existing Directors of CVRG approving this Agreement and each matter to be approved by the Existing Directors of CVRG under this Agreement.

          8.1.5 TeleWrx shall deliver the TeleWrx Certificate to CVRG.

          8.1.6 CVRG shall deliver documents transferring the signatures and powers on all corporate and subsidiary bank accounts, brokerage accounts, and other depositories of any kind.

9.   MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof. In the event the Closing does not take place on or before January 31, 2002, Shareholders shall have the right to terminate this Agreement and shall have no further obligation hereunder. Notwithstanding the foregoing the Closing may be extended at the sole discretion of TeleWrx for a period not to exceed thirty (30) days.

     9.5  Entire Agreement.  This Agreement contains the entire
Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Florida, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the day following depositing any notice with a recognized courier service for delivery or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to CVRG:              Converge Global, Inc.
                         Imran Husain , President, CEO and sole
                         Director
                         233 Wilshire Boulevard, Suite 930
                         Santa Monica, CA 90401

With a copy to:          Oswald & Yap, LLP,
                         Attn:  Lynne Bolduc, Esq.
                         16148 Sand Canyon Avenue
                         Irvine, CA 92618

If to TeleWrx:           TeleWrx, Inc.
                         Michael Brown, President, CEO and Director
                         17252 Balboa Point Way
                         Boca Raton, FL  33487

With a copy to:          Edward H. Gilbert, P.A.
                         Attn: Edward H. Gilbert, Esq.
                         5100 Town Center Circle, Suite 430
                         Boca Raton, FL 33486

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Announcements. CVRG and TeleWrx will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.11 Schedules. As of the execution hereof, the parties hereto have provided each other with the Schedules provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Schedules shall be immediately disclosed to the other party.

     9.12 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.13 Jurisdiction. The parties hereto agree that this Agreement shall be construed in accordance with the laws of the State of Florida without giving effect to its principles of conflicts of laws. The parties irrevocably consent to the jurisdiction of the courts of the state of Florida, county of Palm Beach for resolution of any and all claims and disputes arising out of this Agreement.

     9.14 Facsimile Signatures. The parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals. The parties further agree that within ten days following the execution of this Agreement, they shall exchange original signature pages.


          (Signatures Appear on Counterpart Signature Pages)

                      COUNTERPART SIGNATURE PAGE


     THIS AGREEMENT IS AGREED TO AND ACCEPTED as of the date first above written.


                                 CONVERGE GLOBAL, INC.



                                 By: /s/ Imran Husain
                                   Imran Husain , President, CEO and
                                   sole Director


                                 TELEWRX, INC.



                                 By: /s/ Michael P. Brown
                                   Michael P. Brown, President, CEO
                                   and Director


                                 SHAREHOLDERS:




                                 _______________________________

                                 (Print Name): _________________